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                                                                      Exhibit 22
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                                             State/Country       Name(s) under which Subsidiary
List of Subsidiaries                         of Incorporation          does business (1)
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Amphenol Australia Pty Ltd.                      Australia
Amphenol Benelux B.V.                         The Netherlands          Amphenol
Amphenol Borg Limited                            England
Amphenol Canada Corporation                   Ontario, Canada          Amphenol
Amphenol East Asia Limited                      Hong Kong        AEAL, AEAM, Amphenol
Amphenol FSC                                     Barbados
Amphenol Funding Corporation                  Delaware, U.S.A.
Amphenol Gesellschaft m.b.H.                      Austria             Amphenol
Amphenol Interconnect Products Corporation    Delaware, U.S.A.          AIPC
Amphenol International Ltd.                   Delaware, U.S.A.
Amphenol Italia, S.p.A.                           Italy               Amphenol
Amphenol Japan K.K.                               Japan               Amphenol
Amphenol Limited                                 England              Amphenol
Amphenol Socapex S.A.S.                           France               Socapex
Amphenol Aerospace France, Inc.               Delaware, U.S.A.
Amphenol Commercial & Industrial
  France, L.L.C.                              Delaware, U.S.A.
Amphenol Taiwan Corporation                      Taiwan               Amphenol
Amphenol-Tuchel Electronics GmbH                 Germany                Tuchel
Amphetronix Limited                               India              Amphetronix
Changzhou Times Fiber Communications
  Cable Co. Ltd.                                  China               Times Fiber
Kai-Jack Industrial Co., Ltd.                    Taiwan                Kai-Jack
LPL Technologies Holding GmbH                    Germany
Optimize Manufacturing Co.                    Arizona, U.S.A.          Optimize
Productos de Memoria S.A. de C.V.                Mexico
Pyle-National Inc.                            Delaware, U.S.A.       Pyle-National
Pyle-National Ltd.                               England             Pyle-National
Pyle-National of Canada Inc.                  Ontario, Canada        Pyle-National
Spectra Strip Limited                            England
TFC South America, S.A.                         Argentina             Times Fiber
The Sine Companies, Inc.                      Michigan, U.S.A.           Sine
Times Fiber Communications, Inc.              Delaware, U.S.A.        Times Fiber
Times Fiber Canada Limited                    Ontario, Canada         Times Fiber
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(1) Each subsidiary also does business under the corresponding corporate name listed in column 1.